Exhibit 99.1

Rigetti Computing Reports First Quarter 2025 Financial Results

BERKELEY, Calif., May 12, 2025 (GLOBE NEWSWIRE) -- Rigetti Computing, Inc. (Nasdaq: RGTI) (“Rigetti” or the “Company”), a pioneer in full-stack quantum-classical computing, today announced its financial results for the first quarter ended March 31, 2025.

First Quarter 2025 and Recent Financial Highlights

●	Total revenues for the three months ended March 31, 2025 were $1.5 million
●	Total operating expenses for the three months ended March 31, 2025 were $22.1 million
●	Operating loss for the three months ended March 31, 2025 was $21.6 million
●	Net income for the three months ended March 31, 2025 was $42.6 million
●	Net income for the three months ended March 31, 2025 includes $62.1 million of non-cash gains from the change in fair value of derivative warrant and earn-out liabilities
●	As of March 31, 2025 cash, cash equivalents and available-for-sale investments totaled $209.1 million
●	As of April 30, 2025, following the previously announced closing of the share purchase by Quanta Computer, Inc., cash, cash equivalents and available-for-sale investments totaled $237.7 million

“Rigetti is proud to be awarded important government-funded projects in the U.S. and U.K. to advance our technology, which demonstrates our continued leadership in superconducting quantum computing” says Rigetti CEO Dr. Subodh Kulkarni. “We also are making great strides in developing innovative approaches to scaling to higher qubit count systems, which is possible due to our open and modular system architecture, in-house full-stack expertise, and world-class partners.”

Recent Business Developments

Rigetti Selected to Participate in DARPA’s Quantum Benchmarking Initiative

Rigetti will advance to Stage A, a 6-month performance period focused on the Company’s utility-scale quantum computer concept worth up to $1 million upon completion of program milestones. Rigetti’s proposed concept to design and build a Utility-Scale Quantum Computer (USQC) combines the Company’s proprietary multi-chip architecture with scalable quantum error correction (QEC) codes. Rigetti’s long-time partner and leader in QEC technology, Riverlane, will be collaborating on this project and bringing their expertise to help refine the proposed USQC concept and validate the underlying technology.

Rigetti Granted AFOSR Award to Further Develop Breakthrough Chip Fabrication Technology

Rigetti will lead a $5.48 million consortium to further develop its breakthrough chip fabrication technology, Alternating-Bias Assisted Annealing (ABAA). Rigetti will collaborate with Iowa State University, the Royal Melbourne Institute of Technology, the University of Connecticut, and Lawrence Livermore National Laboratory* to develop a detailed understanding of how ABAA impacts the chip on a microscopic level — which aims to shed light on defects in superconducting qubits and open new avenues for understanding and mitigating them.

*Funded separately though Laboratory for Physical Sciences, University of Maryland

Rigetti Awarded Three Innovate UK Quantum Mission Pilot Awards to Advance Superconducting Quantum Computing

Rigetti will lead a £3.5 million consortium to advance quantum error correction capabilities on superconducting quantum computers. In collaboration with Riverlane and the National Quantum Computing Centre (NQCC) Superconducting Circuits Team, the consortium will conduct ambitious QEC tests that advance state-of-the-art metrics and demonstrate real-time QEC capabilities — a requirement for universal, fault-tolerant quantum computing.

As part of the project, Rigetti will also upgrade its existing NQCC quantum computer. The upgrades will include:

●	Deploying a larger 36-qubit quantum processing unit (QPU), updating from the current 24-qubit QPU
●	Integrating Rigetti’s latest generation control system, enabling improved qubit control and a fully programmable, low-latency interface with Riverlane’s QEC Stack

Rigetti was also awarded two additional Quantum Missions pilot competition projects:

●	Collaboration with SEEQC to integrate its digital chip-based technology with Rigetti’s 9-qubit Novera™ QPU hosted at the NQCC with the goal of identifying and understanding the key system components needed for scalable QEC.
●	Collaboration with TreQ, Qruise, Q-CTRL, and Oxford Ionics aims to create an open-architecture quantum computing testbed and deliver an open specification for quantum workflows, creating a common interface between quantum software and hardware.

Rigetti Closes Investment by Quanta Computer

On April 29, 2025, Rigetti closed its previously announced investment by Quanta Computer Inc. related to our strategic collaboration agreement. In connection with the closing, Quanta purchased approximately $35 million of shares of Rigetti common stock at approximately $11.59 per share.

Recent Technical Updates

Controlling a Superconducting Qubit Using Optical Signals

Rigetti's joint paper with Harvard University, Massachusetts Institute of Technology, and University of Chicago, “Coherent control of a superconducting qubit using light,” has been published in Nature Physics.

Fault-tolerant quantum computing will likely require 10,000 to a million physical qubits. Scaling these systems is challenging because they require bulky microwave components with high thermal loads that can quickly overwhelm the cooling power of a dilution refrigerator. Optical signals have a considerably smaller footprint and negligible thermal conductivity.

The team successfully demonstrated the integration of a hybrid microwave-optical quantum transducer with a Rigetti-fabricated superconducting qubit. This hybrid set-up enables optical control of the qubit, removing the need for coax lines and provides a promising approach to scaling to higher qubit count systems.

New Quantum Algorithm Boosts Classical Optimizers

Rigetti leveraged its new quantum optimization algorithm, quantum preconditioning, to address a power energy grid problem. Using a public dataset representing South Carolina’s energy grid, the problem was to compute the maximum power exchange section, a metric that informs on the health and the power delivery capability of the energy network. Using Rigetti’s 84-qubit Ankaa-3 system, quantum preconditioning was used to boost best-in-class classical optimizers. A relative advantage against the classical baseline was achieved along with a high solution accuracy, highlighting the potential for quantum preconditioning to achieve quantum utility for solving practical optimization problems.

Conference Call and Webcast
Rigetti will host a conference call later today, May 12, 2025, at 5:00 pm ET, or 2:00 pm PT, to discuss its first quarter 2025 financial results.

You can listen to a live audio webcast of the conference call at https://edge.media-server.com/mmc/p/5w8qggnn/ or the "Events & Presentations" section of the Company's Investor Relations website at https://investors.rigetti.com/. A replay of the conference call will be available at the same locations following the conclusion of the call for one year.

To participate in the live call, you must register using the following link: https://register-conf.media-server.com/register/BIa01e2c81dc8f4031b25c1ce89653b15e. Once registered, you will receive dial-in numbers and a unique PIN number. When you dial in, you will input your PIN and be routed into the call. If you register and forget your PIN, or lose the registration confirmation email, simply re-register to receive a new PIN.

About Rigetti
Rigetti is a pioneer in full-stack quantum computing. The Company has operated quantum computers over the cloud since 2017 and serves global enterprise, government, and research clients through its Rigetti Quantum Cloud Services platform. In 2021, Rigetti began selling on-premises quantum computing systems with qubit counts between 24 and 84 qubits, supporting national laboratories and quantum computing centers. Rigetti’s 9-qubit Novera QPU was introduced in 2023 supporting a broader R&D community with a high-performance, on-premises QPU designed to plug into a customer’s existing cryogenic and control systems. The Company’s proprietary quantum-classical infrastructure provides high-performance integration with public and private clouds for practical quantum computing. Rigetti has developed the industry’s first multi-chip quantum processor for scalable quantum computing systems. The Company designs and manufactures its chips in-house at Fab-1, the industry’s first dedicated and integrated quantum device manufacturing facility. Learn more at https://www.rigetti.com/.

Contacts

Rigetti Computing Investor Contact:
IR@Rigetti.com

Rigetti Computing Media Contact:
press@rigetti.com

Cautionary Language Concerning Forward-Looking Statements

Certain statements in this communication may be considered “forward-looking statements” within the meaning of the federal securities laws, including statements with respect to the Company’s future success and performance, including expectations with respect to timing of the development and commercialization of superconducting quantum computing; expectations regarding the advantages and impact of the government-funded projects on the Company’s operations, technology roadmap, milestones, and the Company’s position in the industry; statements to the development of innovative approaches to scaling to higher qubit count systems and the impact of our open and modular system architecture, in-house full-stack expertise, and world-class partners; expectations for work under the AFOSR Award to shed light on defects in superconducting qubits and open new avenues for understanding and mitigating them; and expectations for the Quantum Missions pilot competition projects to: (a) lead to identifying and understanding key system components needed for scalable QEC, and (b) create an open-architecture quantum computing testbed and deliver an open specification for quantum workflows, creating a common interface between quantum software and hardware. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the Company’s ability to achieve milestones, technological advancements, including with respect to its technology roadmap; the ability of the Company to obtain government contracts successfully and in a timely manner and the availability of government funding; the potential of quantum computing; the success of the Company’s partnerships and collaborations, including the strategic collaboration with Quanta; the Company’s ability to accelerate its development of multiple generations of quantum processors; the outcome of any legal proceedings that may be instituted against the Company or others; the ability to maintain relationships with customers and suppliers and attract and retain management and key employees; costs related to operating as a public company; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, or competitive factors; the Company’s estimates of expenses and profitability; the evolution of the markets in which the Company competes; the ability of the Company to implement its strategic initiatives and expansion plans; the expected use of proceeds from the Company’s past and future financings or other capital; the sufficiency of the Company’s cash resources; unfavorable conditions in the Company’s industry, the global economy or global supply chain, including rising inflation and interest rates, deteriorating international trade relations, political turmoil, natural catastrophes, warfare and terrorist attacks; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

RIGETTI COMPUTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value)

(unaudited)

	March 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$37,162	$67,674
Available-for-sale investments - short-term	171,966	124,420
Accounts receivable	1,068	2,427
Prepaid expenses	2,124	3,156
Other current assets	2,041	9,081
Total current assets	214,361	206,758
Available-for-sale investments - long-term	—	25,068
Property and equipment, net	46,100	44,643
Operating lease right-of-use assets	7,609	7,993
Other assets	1,068	325
Total assets	$269,138	$284,787

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,401	$1,590
Accrued expenses and other current liabilities	5,665	8,005
Current portion of deferred revenue	147	113
Current portion of operating lease liabilities	2,179	2,159
Total current liabilities	11,392	11,867
Deferred revenue, less current portion	698	698
Operating lease liabilities, less current portion	6,230	6,641
Derivative warrant liabilities	39,576	93,095
Earn-out liabilities	4,114	45,897
Total liabilities	62,010	158,198
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, none outstanding	—	—
Common stock, par value $0.0001 per share, 1,000,000,000 shares authorized, 286,974,947 shares issued and outstanding at March 31, 2025 and 283,546,871 shares issued and outstanding at December 31, 2024	29	29
Additional paid-in capital	719,315	681,202
Accumulated other comprehensive (loss) income	(88)	105
Accumulated deficit	(512,128)	(554,747)
Total stockholders’ equity	207,128	126,589
Total liabilities and stockholders’ equity	$269,138	$284,787

RIGETTI COMPUTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended March 31,
	2025	2024
Revenue	$1,472	$3,052
Cost of revenue	1,030	1,552
Total gross profit	442	1,500
Operating expenses:
Research and development	15,455	11,471
Selling, general and administrative	6,619	6,614
Total operating expenses	22,074	18,085
Loss from operations	(21,632)	(16,585)
Other income (expense), net
Interest expense	—	(1,107)
Interest income	2,152	1,123
Change in fair value of derivative warrant liabilities	53,262	(2,583)
Change in fair value of earn-out liabilities	8,837	(1,621)
Total other income (expense), net	64,251	(4,188)
Net income (loss) before provision for income taxes	42,619	(20,773)
Provision for income taxes	—	—
Net income (loss)	$42,619	$(20,773)
Net income (loss) available to common stockholders used in diluted earnings per share	$38,256	$(20,773)
Net income (loss) per share attributable to common stockholders – basic	$0.15	$(0.14)
Net income (loss) per share attributable to common stockholders – diluted	$0.13	$(0.14)
Weighted average shares used to compute net income (loss) per share attributable to common stockholders – basic	284,698	151,855
Weighted average shares used to compute net income (loss) per share attributable to common stockholders – diluted	301,595	151,855

RIGETTI COMPUTING INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended March 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$42,619	$(20,773)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,829	1,787
Stock-based compensation	4,174	2,991
Change in fair value of earn-out liabilities	(8,837)	1,621
Change in fair value of derivative warrant liabilities	(53,262)	2,583
Accretion of available-for-sale securities	(1,423)	(855)
Amortization of debt issuance costs, commitment fees and accretion of final payment fees	—	298
Non-cash lease expense	384	391
Changes in operating assets and liabilities:
Accounts receivable	1,359	323
Prepaid expenses, other current assets and other assets	1,379	435
Deferred revenue	34	(214)
Accounts payable	747	334
Accrued expenses and operating lease liabilities	(2,654)	(2,060)
Net cash used in operating activities	(13,651)	(13,139)
Cash flows from investing activities:
Purchases of property and equipment	(2,547)	(5,493)
Purchases of available-for-sale securities	(44,062)	(27,287)
Maturities of available-for-sale securities	23,000	39,000
Net cash (used in) provided by investing activities	(23,609)	6,220
Cash flows from financing activities:
Payments of principal of notes payable	—	(3,045)
Proceeds from sale of common stock through Common Stock Purchase Agreement	—	12,838
Proceeds from sale of common stock through At-The-Market (ATM) Offering	—	11,031
Payments of offering costs	(73)	(174)
Net proceeds from tax withholdings on sell-to-cover equity award transactions	6,272	—
Proceeds from issuance of common stock upon exercise of stock options	327	60
Proceeds from issuance of common stock upon exercise of warrants	409	—
Net cash provided by financing activities	6,935	20,710
Effects of exchange rate changes on cash and cash equivalents	(187)	(85)
Net (decrease) increase in cash and cash equivalents	(30,512)	13,706
Cash and cash equivalents – beginning of period	67,674	21,392
Cash and cash equivalents – end of period	$37,162	$35,098
Supplemental disclosures of other cash flow information:
Cash paid for interest	$—	$811
Non-cash investing and financing activities:
Capitalization of deferred costs to equity upon share issuance	—	52
Purchases of property and equipment recorded in accounts payable	1,408	1,115
Purchases of property and equipment recorded in accrued expenses	74	—
Reclassification of earn-out liabilities to additional paid-in capital for vesting of Promote Sponsor Vesting Shares	32,946	—
Reclassification of derivative liabilities to additional paid-in capital due to exercise of Public Warrants	257	—
Purchases of deferred offering costs in accounts payable	122	273
Unrealized losses on short term investments	(8)	(18)